UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 22, 2013

Date of report

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors

(b) On March 22, 2013, Peter L. Frechette retired as chairman of the board of Patterson Companies Inc. (“the Company”), effective April 27, 2013. He will serve out his current term as a director, which ends in September.

(c) On March 22, 2013, the board of directors of the Company elected Scott P. Anderson as chairman of the board, effective April 28, 2013. Mr. Anderson is currently the president, chief executive officer and a director of the Company.

Mr. Anderson, age 46, has worked with the Company since 1993. Prior to June 2006 when he became president of Patterson Dental Supply, the Company’s largest business, Mr. Anderson held senior management positions in the dental unit, including vice president, sales, and vice president, marketing. Mr. Anderson became the chief executive officer in April 2010.

Mr. Anderson was elected to the Company’s board of directors in April 2010. Mr. Anderson has served as a director of C.H. Robinson Worldwide, Inc. since January 2012. Mr. Anderson brings 20 years of leadership and dental industry experience to the Company’s board.

Mr. Anderson does not have an employment contract with the Company and his compensation will not change as a result of his election as chairman. There are no familial relationships between Mr. Anderson and any other executive officer or director of the Company. There are no transactions in which Mr. Anderson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release dated March 25, 2013 is furnished as exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statement and Exhibits

(d) Exhibits

99	Press release of Patterson Companies, Inc., dated March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: March 25, 2013	By:	/s/ R. Stephen Armstrong
R. Stephen Armstrong
Executive Vice President, Treasurer and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99	Press release of Patterson Companies, Inc., dated March 25, 2013.